EXHIBIT 12

STATEMENT RE:  Computation of Ratio of Earnings to Fixed Charges

                                         YEAR ENDED     YEAR ENDED     YEAR ENDED      YEAR ENDED     YEAR ENDED
                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                       -----------------------------------------------------------------------------
                                            2004           2003           2002            2001           2000
                                       -----------------------------------------------------------------------------
                                                                        restated         (DOLLARS IN THOUSANDS)
INCLUSIVE OF INTEREST ON DEPOSITS:
EARNINGS:
Pre-tax income                              152,311        130,914        114,746         94,941          88,870
Add: Fixed charges                          168,227        140,588        174,092        215,854         218,375
Less: Interest capitalized                       (8)             -            (96)          (168)           (256)
                                       -----------------------------------------------------------------------------
Earnings                                    320,530        271,502        288,742        310,627         306,989
                                       =============================================================================

FIXED CHARGES:
Interest on deposits                         73,872         61,011         90,963        120,664        115,509
Interest on borrowed funds                   86,013         75,941         80,502         93,825        101,664
Rent expense                                  8,342          3,636          2,627          1,365          1,202
                                       -----------------------------------------------------------------------------
Fixed charges                               168,227        140,588        174,092        215,854        218,375
                                       =============================================================================
Ratio of earnings to fixed charges
  inclusive of interest on deposits            1.91           1.93           1.66           1.44           1.41
                                       =============================================================================

EXCLUSIVE OF INTEREST ON DEPOSITS:
EARNINGS:
Pre-tax income                              152,311        130,914        114,746         94,941          88,870
Add: Fixed charges                           94,355         79,577         83,129         95,190         102,866
Less: Interest capitalized                        -              -            (96)          (168)           (256)
                                       -----------------------------------------------------------------------------
Earnings                                    246,666        210,491        197,779        189,963         191,480
                                       =============================================================================

FIXED CHARGES:
Interest on deposits                              -              -              -              -               -
Interest on borrowed funds                   86,013         75,941         80,502         93,825         101,664
Rent expense                                  8,342          3,636          2,627          1,365           1,202
                                       -----------------------------------------------------------------------------
Fixed charges                                94,355         79,577         83,129         95,190         102,866
                                       =============================================================================
Ratio of earnings to fixed charges
  exclusive of interest on deposits            2.61           2.65           2.38           2.00            1.86
                                       =============================================================================
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